EXHIBIT 3.2

AMENDED AND RESTATED
BYLAWS
OF
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

FEBRUARY 28, 1989

AMENDED AS OF MAY 2 2007

and

FURTHER AMENDED AUGUST 6, 2007

ARTICLE I

Offices

(1)                                  Registered Office and Registered Agent:  The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

(2)                                  Other Offices:  The corporation may have other offices within or outside the State of Washington at such place or places as the Board of Directors may from time to time determine.

ARTICLE II

Shareholders’ Meetings

(1)                                  Meeting Place:  All meetings of the shareholders shall be held at the principal place of business of the corporation, or at such other place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

(2)                                  Annual Meeting Time:  The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held each year on the second Wednesday of May at the hour of ten o’clock a.m. if not a legal holiday, and if a legal holiday, then on the day following, at the same hour.  The time and place of holding any annual meeting may be changed by resolution of the Board of Directors, provided that notification of such change shall meet the notice requirements pursuant to Article 11(5) hereunder.

(3)                                  Annual Meeting - Order of Business:  At the annual meeting of shareholders, the order of business shall be as follows:

(a)                                  Calling the meeting to order.

(b)                                 Proof of notice of meeting (or filing waiver).

(c)                                  Reading of minutes of last annual meeting.

(d)                                 Reports of officers.

(e)                                  Reports of committees.

(f)                                    Election of directors.

(g)                                 Miscellaneous business.

(4)                                  Special Meetings:  Special meetings of the shareholders for any purpose may be called at any time by the President, Board of Directors, or the holders of not less than one-tenth of all shares entitled to vote at the meeting.

(5)                                  Notice:  Notice of the place, if any, date and time of any shareholders’ meeting shall be given to each shareholder entitled to vote.  Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called.  Unless otherwise provided in the Washington Business Corporation Act, notice shall be given at least 10 days but not more than 60 days before the date of the meeting.

(a)                                  Notice Provided in a Tangible Medium:  Notice to any shareholder may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment which transmits a facsimile of the notice.

(b)                                 Notice Provided in an Electronic Transmission:  Notice to any shareholder may be provided in an electronic transmission and be electronically transmitted.  Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted.  Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.  A shareholder that has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation in the form of a record.  The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, the transfer agent or any other person responsible for giving the notice.  The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(c)                                  Posting Notice on an Electronic Network:  Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(d)                                 Effectiveness of Notice:  If mailed, notice shall be deemed effective when mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders.  If transmitted by any other permissible tangible means, notice shall be effective at such time specified in the Washington Business Corporation Act.  An affidavit of the corporation’s secretary, an assistant secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.  Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(6)                                  Voting Record:  At least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting.  The record shall be kept open at the time and place of such meeting for the inspection of any shareholder.

(7)                                  Quorum:  Except as otherwise required by law:

(a)                                  A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation entitled to vote at such meeting.

(b)                                 If a quorum is present, action on a matter, other than the election of Directors, shall be approved by a voting group if the votes cast within the voting group in favor of the action exceed the votes cast within the voting group against such action, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.

(8)                                  Voting of Shares:  Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name on the books of the corporation.

(9)                                  Closing of Transfer Books and Fixing Record Date:  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty days nor be less than ten days preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

(10)                            Proxies:  A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

(11)                            Action by Shareholders without a Meeting:  Any action required or which may be taken at a meeting of shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  Such consent shall have the same force and effect as a unanimous vote of shareholders.

(12)                            Waiver of Notice:  A shareholder may waive any notice required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time of the meeting that is the subject of such notice or, in the case of notice required to be given to nonconsenting or nonvoting shareholders in connection with action taken by less than unanimous consent of the shareholder, before or after the action to be taken by executed consent in effective.  The waiver must be (i) delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records, and (ii) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record.

(13)                            Action of Shareholders by Communications Equipment:  Shareholders may participate in a meeting of shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

ARTICLE III

Stock

(1)                                  Certificated Shares:  Shares may but need not be represented by certificates.  Unless otherwise provided by law, rights and obligations of shareholders are identical whether or not their shares are represented by certificates.  If shares are represented by certificates, certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President, or a Vice President, and the Secretary or an Assistant Secretary, or by such other two officers as designated by the Board of Directors, and may be sealed with the seal of the corporation or a facsimile thereof.  The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.  If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer on the date of issue.

At a minimum, each certificate of stock shall state:

(a)                                  the name of the issuing corporation;

(b)                                 that the corporation is organized under the laws of this state;

(c)                                  the name of the person to whom issued;

(d)                                 the number and class of shares and the designation of the series, if any, which such certificate represents; and

(e)                                  if the corporation is authorized to issue different classes of shares or different series within a class, the designation, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the Board’s authority to determine variations for future series, summarized either on the front or back of the certificate.  Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information upon written request and without charge.

In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction.  The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as it might determine or establish such other procedures as it deems necessary.

(2)                                  Uncertificated Shares:

(a)                                  Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issue of any of the corporation’s classes or series of shares without certificates.  The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

(b)                                 Within a reasonable time after the issue of shares without certificates, the corporation shall send the shareholder a complete written statement of the information required on certificates as provided in Article III(1) herein.

(3)                                  Transfers:

(a)                                  Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar.  The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

(b)                                 Shares of certificated stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate.  No shares of certificated stock shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

(c)                                  Shares of uncertificated stock shall be transferred upon receipt by the corporation of a written request for transfer signed by the shareholder.  Within a reasonable time after the transfer, the corporation will acknowledge to such shareholder that said shares have been transferred on the books of the corporation.

(4)                                  Registered Owner:  Registered shareholders shall be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Washington.  The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons.  The resolution shall set forth:

(a)                                  The classification of shareholder who may certify;

(b)                                 The purpose or purposes for which the certification may be made;

(c)                                  The form of certification and information to be contained therein;

(d)                                 If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the corporation; and

(e)                                  Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

(5)                                  Fractional Shares or Scrip:  The corporation, may:  (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or if certificates are being used to represent shares of such class or series, (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

(6)                                  Shares of Another Corporation:  Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the corporation.

ARTICLE IV

Board of Directors

(1)                                  Number and Powers:  The management of all the affairs, property and interest of the corporation shall be vested in a Board of Directors.  The Board of Directors shall consist of from six (6) to nine (9) persons, who shall be elected for a term of one year, and shall hold office until a successor is elected and qualified.  Directors need not be shareholders or residents of the State of Washington.  In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

(2)                                  Change of Number:  The number of directors may at any time be increased or decreased by the shareholders or directors at any annual or special meeting provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in paragraphs (3) and (4) hereunder.

(3)                                  Vacancies:  All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified.  Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

(4)                                  Removal of Directors:  At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.

(5)                                  Regular Meetings:  Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the corporation or at such other place or places, either within or without the State of Washington, as the Board of Directors or such committee, as the case may be, may from time to time designate.  The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders.

(6)                                  Special Meetings:  Special meetings of the Board of Directors may be called at any time by the President or by any director, to be held at the principal place of business of the corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate.  Notice of all special meetings of the Board of Directors shall be given to each director by at least one (1) day in advance of the meeting.  Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

(7)                                  Notice:  Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be provided to each director in the form of a record or orally, as provided below.

(a)                                  Oral Notice:  Oral notice may be communicated in person, by telephone, wire or wireless equipment which does not transmit a facsimile of the notice, or by any electronic means that does not create a record.

(b)                                 Notice Provided in a Tangible Medium:  Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(c)                                  Notice Provided in an Electronic Transmission:  Notice may be provided in an electronic transmission and be electronically transmitted.  Notice to directors in an electronic transmission and be electronically transmitted.  Notice to shareholders in an electronic transmission is effective only with respect to directors that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted.  Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.  A director who has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation in the form of a record.  The consent of a director to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation or any other person responsible for giving the notice.  The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(d)                                 Posting Notice on an Electronic Network:  Notice to directors who have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the director a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(e)                                  Effectiveness of Notice:  Oral notice is effective when received by the director.  Notice given by wire or wireless equipment that does not transmit a facsimile of the notice or by any electronic means that does not create a record is effective when communicated to the director.  Notice given by mail is effective five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the director at his or her address shown of the records of the corporation.  Notice is effective on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.  Notice sent to the director’s address, telephone number or other number appearing on the records of the corporation is effective when dispatched by telegraph, teletype or wire or wireless equipment which transmits a facsimile of the notice. Notice given by private carrier is effective when received by the director.  Notice given by personal delivery is effective when received by the director.  Notice provided by electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(8)                                  Quorum:  A majority of the number of persons then serving as members of the Board of Directors shall be necessary at all meetings of the Board of Directors to constitute a meeting for the transaction of business, and the votes of a majority of those directors present at any properly called meeting at which such a quorum is present shall be sufficient to transact business.

(9)                                  Waiver of Notice:  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  A director  may waive any notice required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice.  The wavier must be delivered by the director entitled to the notice to the corporaiton for inclusion in the minutes or filing with the corporate records.  Such waiver shall be send forth either in an executed written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location or system, in an executed electronically transmitted record.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the board or any committee designated by the board need be specified in the waiver of notice of such meeting.

(10)                            Registering Dissent:  A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

(11)                            Executive and Other Committees:  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other standing or special committees.  The Executive Committee shall have and may exercise all the authority of the Board of Directors, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board of Directors shall see fit; provided that, notwithstanding the above, no committee of the Board of Directors shall have the authority to:  (1) Declare distributions, or the issuance of shares, unless a resolution of the Board of Directors or the Bylaws or the Articles of Incorporation expressly so provide; (2) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (3) fill vacancies on the Board of

Directors or any committee thereof; (4) amend the Bylaws; (5) fix compensation of any director for serving on the Board of Directors or on any committee thereof; (6) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; (7) appoint other committees of the Board of Directors or the members thereof; or (8) amend the Articles of Incorporation, except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as otherwise provided by law, fix any of the relative rights and preferences of such shares.  All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation.  The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.  Unless otherwise provided in a resolution of the board of directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these bylaws for the board of directors.

(12)                            Remuneration:  No stated salary shall be paid directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of standing or special committees may be allowed like compensation for attending committee meetings.

(13)                            Loans and Guarantees:  The corporation may not lend money to or guarantee the obligation of a director of the corporation unless:

(a)                                  The particular loan or guarantee is approved by vote of the holders of at least a majority of the votes represented by the outstanding voting shares of all classes, except the votes of the benefited director; or

(b)                                 The corporation’s Board of Directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

(14)                            Action by Directors Without a Meeting:  Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if one or more consents setting forth the action so taken are executed by all of the directors, or all of the members of the committee, either before or after the action is taken and delivered to the corporation, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system in an executed electronically transmitted record.  Action taken by consent of the directors without a meeting is effective when the last director executed the consent, unless the consent specifies a later effective date.  Any such consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

(15)                            Action of Directors by Communications Equipment:  Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

ARTICLE V

Officers

(1)                                  Designations:  The officers of the corporation shall be a President, one or more Vice-Presidents (one or more of whom may be Executive Vice-Presidents), a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualified.  Any two or more offices may be held by the same person, except the offices of President and Secretary, except that if all of the issued and outstanding stock of the corporation is owned of record by one shareholder, one person may hold all or any combination of offices.

(2)                                  The President:  The President shall preside at all meetings of shareholders and directors, shall have general supervision of the affairs of the corporation, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

(3)                                  Vice-Presidents:  During the absence or disability of the President, the Executive Vice-Presidents, if any, and the Vice-Presidents in the order designated by the Board, of Directors shall exercise all the functions of the President.  Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

(4)                                  Secretary and Assistant Secretaries:  The Secretary shall issue notices for all meetings, except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders or directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors.  The Assistant Secretary, or Assistant Secretaries in the order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board of Directors.

(5)                                  The Treasurer:  The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account.  He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him an account of all his transactions as Treasurer and of the financial condition of the corporation.  He shall perform such other duties incident to his office or that are properly required of him by the Board of Directors.  The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the President or the Board of Directors.

(6)                                  Delegation:  In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

(7)                                  Vacancies:  Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

(8)                                  Other Officers:  Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

(9)                                  Term - Removal:  The officers of the corporation shall hold office until their successors are appointed and qualify.  Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

(10)                            Bonds:  The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI

Distributions and Finance

(1)                                  Distributions:  The Board of Directors may authorize a distribution of money or other property to the corporation’s shareholders in the form of a dividend or a purchase, redemption or other acquisition of the corporation’s shares; provided that no distribution may be made if, after giving it effect, either:

(a)                                  the corporation would not be able to pay its debts as they become due in the usual course of business; or

(b)                                 the corporation’s total assets would be less than the sum of its total liabilities plus the amount which would be needed to satisfy any shareholder’s preferential rights in liquidation if the corporation is in the process of liquidation at the time of the authorization of the distribution.

The stock transfer books may be closed for the making of distributions during such periods of not exceeding sixty days, as from time to time may be fixed by the Board of Directors.  The Board of Directors, however, without closing the books of the corporation, may authorize distributions only to the holders of record at the close of business, on any business day not more than sixty days prior to the date on which the distribution is made.

(2)                                  Measure of Effect of Distribution:  For purposes of determining whether a distribution may be authorized by the Board of Directors and paid by the corporation under Article VI, paragraph (1) of these Bylaws, the effect of distribution is measured,

(a)                                  in the case of a distribution by purchase, redemption or other acquisition of the corporation’s shares, as of the earlier of (i) the date on which the money or other property is transferred to the shareholders or the date on which the debt is incurred by the corporation; or (ii) the date on which the shareholder ceases to be a shareholder with respect to the acquired shares; and

(b)                                 in any other case, (i) as of the date on which the distribution is authorized, if payment occurs within one hundred and twenty days thereafter; or (ii) the date of payment if such date occurs more than one hundred and twenty days after the date of authorization.

(3)                                  Reserves:  Before making any distribution, there may be set aside out of the sum available to the corporation for distribution such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing distribution, or for maintaining any property of the corporation, or for any other purpose, any earned surplus of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

(4)                                  Depositories:  The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

ARTICLE VII

Notices

Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail.  If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the corporation, with postage thereon prepaid

ARTICLE VIII

Seal

The corporate seal of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the corporation.

ARTICLE IX

Indemnification

(1)                                  Right to Indemnification:  Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been such a director or officer, he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such person if the corporation is prohibited by the nonexclusive provisions of the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.

(2)                                  Right of Claimant to Bring Suit:  If a claim under Section 1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

(3)                                  Nonexclusivity of Rights:  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Articles shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

(4)                                  Insurance, Contracts and Funding:  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act.  The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

(5)                                  Indemnification of Employees and Agents of the Corporation:  The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

ARTICLE X

Books and Records

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.  Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE XI

Amendments

(1)                                  By Shareholders:  These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

(2)                                  By Directors:  The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of this corporation.  However any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholder’s meeting.

(3)                                  Emergency Bylaws:  The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster.